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Exhibit 10.14

SHAREHOLDERS AGREEMENT

Dated as of December 17, 2001

among

COMPUCREDIT CORPORATION,

J.P. MORGAN CORSAIR II CAPITAL PARTNERS, L.P.

and

OTHER INVESTORS LISTED ON
THE SIGNATURE PAGES HEREOF

SHAREHOLDERS AGREEMENT

    SHAREHOLDERS AGREEMENT dated as of December 17, 2001 (this "Agreement"), by and among CompuCredit Corporation, a Georgia corporation (the "Issuer"), J.P. Morgan Corsair II Capital Partners, L.P., a Delaware limited partnership ("Corsair"), J.P. Morgan Capital, L.P. a Delaware limited partnership ("Morgan Capital", and together with Corsair, the "Corsair Investors"), Paladin Capital Partners Fund, L.P., a Delaware limited partnership ("Paladin"), Winding Creek, L.P., a Georgia limited partnership ("Winding Creek" and together with Corsair Investors, the "Investors"), David G. Hanna, Frank J. Hanna III, Richard W. Gilbert, Richard R. House, Bravo Trust One, Bravo Trust Two, Rainbow Trust One and Rainbow Trust Two (collectively, the "Key Shareholders"). Each of the parties to this Agreement (other than the Issuer) and any other Person who, pursuant to the terms hereof, shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "Holder". Notwithstanding the signing of this Agreement by Paladin and Winding Creek, each of Paladin and Winding Creek shall not be deemed an "Investor" or a "Holder" and shall have no rights under this Agreement until the occurrence of the Second Closing Date.

    WHEREAS, the Issuer and the Investors are among the parties to the Securities Purchase Agreement dated as of December 17, 2001 (as amended from time to time, the "Series A Securities Agreement") pursuant to which the Investors purchased certain Series A Shares (as defined below) from the Issuer;

    WHEREAS, the Issuer and certain of the Key Shareholders are among the parties to the Securities Purchase Agreement dated as of December 17, 2001 (as amended from time to time, the "Series B Securities Agreement") pursuant to which certain of the Key Shareholders purchased Series B Shares (as defined below) from the Issuer; and

    WHEREAS, the parties hereto desire to provide for certain rights and obligations relating to the capital stock of the Issuer and certain matters relating to the conduct of the business and the affairs of the Issuer following the date hereof.

    NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 10

DEFINITIONS

    SECTION 10.01. Definitions.  (a) The following terms, as used herein, have the following meanings:

    "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

    "beneficial ownership" and "beneficially own" shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.

    "Board of Directors" means the Board of Directors of the Issuer.

    "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

    "Commission" means the Securities and Exchange Commission or any successor commission or agency having similar powers.

    "Common Shares" means shares of the common stock of the Issuer, no par value per share.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    "First Closing Date" means the date of initial issuance of the Series A Shares to Corsair Investors.

    "Fully-Diluted Basis" means to take into account all outstanding Common Shares and all shares issuable in respect of outstanding stock appreciation rights or options, warrants and other rights to purchase or subscribe for Common Shares or outstanding securities convertible into or exchangeable for Common Shares.

    "group" shall be determined in accordance with Section 13(d)(3) of the Exchange Act.

    "Initial Series A Holdings" means, with respect to any Person, the number of Common Shares that would be received upon conversion of the Series A Shares purchased by such Person pursuant to the Series A Securities Purchase Agreement, after giving effect to transfers, within 60 days from the date hereof to and from Affiliates of such Person that purchased Series A Shares pursuant to the Series A Securities Purchase Agreement.

    "NASD" means National Association of Securities Dealers, Inc.

    "Permitted Transferee" means a Person to whom Shares have been Transferred in compliance with this Agreement.

    "Person" means an individual, partnership, corporation, limited liability company, trust, joint stock company, association, joint venture, or any other entity or organization.

    "Public Offering" means any underwritten public offering of equity securities of the Issuer pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

    "Second Closing Date" means the date of initial issuance of the Series A Shares to Paladin and Winding Creek.

    "Series A Articles of Amendment" means the articles of amendment of Series A Shares.

    "Series A Shares" means shares of Series A Preferred Stock, no par value per share, of the Issuer.

    "Series B Articles of Amendment" means the articles of amendment of Series B Shares.

    "Series B Shares" means shares of Series B Preferred Stock, no par value per share, of the Issuer.

    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "Shares" means the Series A Shares, the Series B Shares and Common Shares, including Common Shares into which the Series A Shares and the Series B Shares are convertible.

    "Subsidiary" means any entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Issuer.

    "Transaction Agreements" means this Agreement, the Series A Securities Agreement (and all Exhibits thereto) and the Series B Securities Agreement.

    "Transfer" or "transfer" means, with respect to any security, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such security or any interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such security or any interest therein or any agreement or commitment to do any of the foregoing.

    (b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Articles of Amendment	4.01(a)
Corsair	Preamble
Corsair Investors	Preamble
Indemnified Party	3.07(c)
Indemnifying Party	3.07(c)
Investors	Preamble
Inspectors	3.04(h)
Issuer	Preamble
Key Shareholders	Preamble
Majority Requesting Holders	3.02(a)
Market Price Per Common Share	5.01
Maximum Offering Size	3.02(b)
Morgan Capital	Preamble
Paladin	Preamble
Piggyback Holders	3.01
Records	3.04(h)
Registering Holders	3.01
Registrable Common Shares	3.01
Registration Expenses	3.01
Requesting Holder	3.01
Rule 144	2.01(a)
Series A Securities Agreement	Recitals
Series B Securities Agreement	Recitals
Voting Securities	1.01(a)
Winding Creek	Preamble

ARTICLE 11

RIGHTS AND OBLIGATIONS WITH RESPECT TO TRANSFER

    SECTION 11.01. General Restrictions.  (a) No Holder may Transfer any Shares to any Person except pursuant to a Public Offering, pursuant to Rule 144 (or any successor provision) under the Securities Act (as such rule may be amended from time to time, "Rule 144"), or pursuant to another exemption from the registration requirements of the Securities Act.

    (b) Each Transfer of Shares must be made in compliance with the Securities Act, any applicable state and foreign securities law and this Article 2. Each Holder understands and agrees that the Shares have not been registered under the Securities Act and that they are restricted securities. Any attempt to Transfer, pledge, grant a security interest in, or otherwise encumber any Shares not in compliance with this Agreement shall be null and void and neither the Issuer nor any transfer agent shall give any effect in the Issuer's transfer records to such Transfer, pledge, grant or encumbrance.

    SECTION 11.02. Agreement to Be Bound.  No Transfer of Shares otherwise permitted pursuant to Article 2 (other than Transfers pursuant to a Public Offering or Rule 144 or Transfers to the Issuer) shall be effective unless (i) the certificates representing such Shares delivered to such transferee shall bear the legend set forth in Section 2.03, if required by such Section, and (ii) prior to such Transfer, (A) such transferee (if not already a party to this Agreement) shall have executed and delivered to the

Issuer an instrument or instruments substantially in the form of Exhibit A hereto confirming that such transferee has agreed to be bound as a "Holder" by the terms of this Agreement, a copy of which instrument shall be maintained on file with the Secretary of the Issuer and shall include the address of such transferee to which notices hereunder shall be sent and (B) if so requested by the Issuer, the transferor shall have delivered to the Issuer an opinion of counsel (which shall be reasonably acceptable to the Issuer) to the effect that such Shares may be sold or transferred pursuant to an exemption from registration under the Securities Act; provided that the provisions of clause (ii)(B) above shall not be applied to any Transfer by a Holder of any of its Shares to the partners of such Holder pursuant to a distribution in respect of the partnership interests of such Holder.

    SECTION 11.03. Legends.  (a) Each certificate evidencing outstanding Shares acquired by any Holder shall bear a legend in substantially the following form:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS AGREEMENT DATED AS OF DECEMBER 17, 2001, A COPY OF WHICH WILL BE FURNISHED BY THE ISSUER UPON REQUEST AND WITHOUT CHARGE.

    (b) If any Shares (i) shall (in the case of Common Shares) cease to be Registrable Common Shares, (ii) may be sold pursuant to Rule 144(k) or otherwise in the public market without being registered under the Securities Act or (iii) are sold pursuant to Rule 144 (other than Rule 144(k)), upon the written request of the holder thereof, the Issuer shall issue, in the case of clauses (i) and (ii), to such holder and, in the case of clause (iii), to the purchaser thereof, a new certificate evidencing such Shares without the first sentence of the legend required by Section 2.03(a) endorsed thereon. If any Shares shall cease to be subject to the restrictions on Transfer set forth in this Agreement, the Issuer shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the second sentence of the legend (or the reference therein to the applicable agreement) required by Section 2.03(a) endorsed thereon.

    SECTION 11.04. Tag-along Rights.  Subject to Sections 2.04(g) and 2.05, if one or more of the Key Shareholders, individually or collectively (the "Tag-Along Seller"), propose to Transfer to a Person other than an Affiliate of such Tag-Along Seller, in a transaction otherwise permitted by this Article 2, a number of Common Shares or securities exercisable for or convertible into Common Shares ("Company Securities") that is equal to or exceeds 25% of the Common Shares, on a Fully-Diluted Basis, in a single transaction or in a series of related transactions (a "Tag-Along Sale"),

      (i) the Tag-Along Seller shall provide each Investor notice of the terms and conditions of such proposed Transfer ("Tag-Along Notice") and offer each Tagging Person (as defined below) the opportunity to participate in such Transfer in accordance with this Section 2.04, and

      (ii) each Investor may elect, at its option, to participate in the proposed Transfer in accordance with this Section 2.04 (each such electing Investor, a "Tagging Person"),

    Any Transfer of Company Securities by any Key Shareholder that occurs within eighteen months of any other Transfer of Company Securities by such Key Shareholder shall be conclusively deemed to be related to such previous transaction for the purposes of this Section.

    The Tag-Along Notice shall identify the number and class of Company Securities proposed to be sold by the Tag-Along Seller ("Tag-Along Offer"), the consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by the proposed transferee to purchase Company Securities from the Key Shareholders in accordance with this Section 2.04.

    From the date of its receipt of the Tag-Along Notice, each Tagging Person shall have the right (a "Tag-Along Right"), exercisable by notice ("Tag-Along Response Notice") given to the Tag-Along Seller within 15 Business Days after its receipt of the Tag-Along Notice (the "Tag-Along Notice Period"), to request that the Tag-Along Seller include in the proposed Transfer the number of Company Securities held by such Tagging Person as is specified in the Tag-Along Response Notice (the "Tagging Sale Amount"). The Tagging Sale Amount shall be no greater percentage of the Tag-Along Offer than a percentage obtained by dividing (i) the total number of Common Shares on a Fully-Diluted Basis owned by such Tagging Person by (ii) the total number of Common Shares on a Fully-Diluted Basis at the time of calculation (the "Maximum Tagging Amount"). If the aggregate number of Company Securities proposed to be sold by the Tag-Along Seller and all Tagging Persons in such transaction exceeds the number of Company Securities that can be sold on the terms and conditions set forth in the Tag-Along Notice, then the Tag-Along Seller shall be entitled to include in the Tag-Along Sale only such Company Securities equal to the difference between the Tag-Along Offer and the total Tagging Sale Amounts included in the Tag-Along Response Notices. Each Tag-Along Response Notice shall include wire transfer instructions for payment of the purchase price for the Company Securities to be sold in such Tag-Along Sale. Each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Tag-Along Seller, with its Tag-Along Response Notice, the certificate or certificates representing the Company Securities of such Tagging Person to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Company Securities on the terms set forth in the Tag-Along Notice. Delivery of the Tag-Along Response Notice with such certificate or certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons.

    If, at the end of a 60-day period after such delivery of such Tag-Along Response Notice (which 60-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 120 days following receipt of the Tag-Along Response Notice by the Tag-Along Seller), the Tag-Along Seller has not completed the Transfer of all such Company Securities on substantially the same terms and conditions set forth in the Tag-Along Notice, the Tag-Along Seller shall (i) return to each Tagging Person the limited power-of-attorney (and all copies thereof) together with all certificates representing the Company Securities that such Tagging Person delivered for Transfer pursuant to this Section and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) not conduct any Transfer of Company Securities without again complying with this Section.

    (b) Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall notify the Tagging Persons thereof, remit to the Tagging Persons the total consideration for the Company Securities of the Tagging Persons Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notices and any non-cash portion of the purchase price delivered to the custody or other accounts specified in the applicable Tag-Along Response Notices, and promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

    (c) If at the termination of the Tag-Along Notice Period any Investor shall not have elected to participate in the Tag-Along Sale, such Investor shall be deemed to have waived its rights under Section 2.04 with respect to the Transfer of its Company Securities pursuant to such Tag-Along Sale.

    (d) If any Investor declines to exercise its Tag-Along Rights or any Tagging Person elects to exercise its Tag-Along Rights with respect to less than such Tagging Person's Maximum Tagging Amount, the Tag-Along Seller shall be entitled to Transfer, pursuant to the Tag-Along Offer, a number of Company Securities held by it equal to the number of Company Securities constituting, as the case may be, such Investor's Maximum Tagging Amount or the portion of such Tagging Person's Maximum Tagging Amount with respect to which Tag-Along Rights were not exercised.

    (e) The Tag-Along Seller shall Transfer, on behalf of itself and any Tagging Person, the Company Securities subject to the Tag-Along Offer and elected to be Transferred only on the terms and conditions set forth in the Tag-Along Notice within 60 days (or such longer period as extended under Section 2.04(a)) of the date on which all Tag-Along Rights shall have been waived, exercised or expired, provided that the price payable in any such Transfer may exceed the price specified in the Tag-Along Notice by up to 10%.

    (f) Notwithstanding anything contained in this Section 2.04, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing Company Securities and limited powers-of-attorney received by the Tag-Along Seller) if the Transfer of Company Securities pursuant to Section 2.04 is not consummated for whatever reason. Whether to effect a Transfer of Company Securities pursuant to this Section 2.04 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

    (g) The provisions of this Section 2.04 shall not apply to any proposed Transfer of any class of Company Securities by the Tag-Along Seller in a Public Offering or pursuant to the volume and manner of sale provisions of Rule 144.

    SECTION 11.05. Additional Conditions to Tag-Along Sales.  Notwithstanding anything contained in Sections 2.04, the rights and obligations of the Investors to participate in a Tag-Along Sale under Section 2.04 are subject to the following conditions:

    (a) upon the consummation of such Tag-Along Sale, all of the Holders participating therein will receive the same form and amount of consideration per share, or, if any of such Holders are given an option as to the form and amount of consideration to be received, all Holders participating therein will be given the same option;

    (b) no Investor shall be obligated to pay any expenses incurred in connection with any unconsummated Tag-Along Sale, and each Investor shall be obligated to pay only its pro rata share (based on the number of Company Securities Transferred) of expenses incurred in connection with a consummated Tag-Along Sale to the extent such expenses are incurred for the benefit of all shareholders and are not otherwise paid by the Issuer or another Person;

    (c) each Investor shall make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer, provided that, if the Investors are required to provide any representations or indemnities in connection with such Transfer (other than representations and indemnities concerning each Investor's title to the Company Securities and authority, power and right to enter into and consummate the Transfer without contravention of any law or agreement), liability for misrepresentation or indemnity shall (as to such Investors) be expressly stated to be (i) several but not joint with respect to other holders participating in the Transfer (ii) limited to each Investor's respective pro rata share (based on the number of Company Securities Transferred) of any liability for misrepresentation or indemnity and (iii) limited to each Investor's respective proceeds therefrom.

ARTICLE 12

REGISTRATION RIGHTS

    SECTION 12.01. Definitions.  The following terms, as used in this Article 3, have the following meanings:

    "Piggyback Holders" means Persons (other than the Holders) who hold any class of capital stock of the Issuer and who are entitled to incidental registration rights pursuant to an agreement (other than this Agreement) with the Issuer.

    "Registering Holders" means Holders and Piggyback Holders whose Registrable Common Shares are covered by or offered pursuant to a registration statement filed pursuant to this Article 3.

    "Registrable Common Shares" means all Common Shares of the Issuer owned by the Holders and the Piggyback Holders or into which the Series A Shares or Series B Shares may be converted or exercised. Registrable Common Shares shall cease to be Registrable Common Shares when (i) a registration statement (other than a shelf registration statement pursuant to Section 3.08) with respect to the sale of such Common Shares shall have become effective under the Securities Act and shall have remained effective for a period of 180 days, (ii) a shelf registration statement pursuant to Section 3.08 shall have become effective under the Securities Act and such Common Shares shall have been disposed of pursuant to such registration statement, or (iii) such Common Shares shall have ceased to be outstanding.

    "Registration Expenses" means all (i) registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of a qualified independent underwriter, if any, and counsel in connection therewith and the reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Common Shares), (iii) printing expenses, (iv) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Issuer, (vi) customary fees and expenses for independent certified public accountants retained by the Issuer (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) fees and expenses of any special experts retained by the Issuer in connection with such registration, (viii) reasonable fees and expenses of one separate firm of attorneys for the Registering Holders (which counsel shall be selected by the Registering Holders selling securities constituting a majority of all securities to be included in such registration in the case of any registration pursuant to Section 3.02) and (ix) fees and expenses of listing the Registrable Common Shares on a securities exchange; but shall not include any underwriting fees or discounts or commissions attributable to the sale of Registrable Common Shares.

    "Requesting Holder" means any Investor or any of its Permitted Transferees.

    SECTION 12.02. Demand Registration Rights.  (a) Registration on Request. Without prejudice to Section 3.08, if one or more Requesting Holders desire to effect the registration under the Securities Act of outstanding Registrable Common Shares pursuant to a Public Offering, such Requesting Holders may make a written request that the Issuer effect such registration; provided that, no Requesting Holder shall make any such written request (1) during the pendency of, and for a period of 90 days after the effective date of, any Public Offering of securities for the account of the Issuer, and (2) for a period of six months after the effective date of any Public Offering of Common Shares for the account of any Person other than the Issuer pursuant to the exercise of a demand registration right covering Common Shares acquired upon conversion or exercise of Series A Shares or Series B Shares. Each such request will specify the number of shares of Registrable Common Shares proposed to be sold and will also specify the intended method of disposition thereof. The Issuer will promptly give written notice of such requested registration to all other Holders of Registrable Common Shares and all Piggyback Holders of Registrable Common Shares, and thereupon will use its reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of:

      (i) the Registrable Common Shares which the Issuer has been so requested to register by such Requesting Holders pursuant to this Section 3.02; and

      (ii) the Registrable Common Shares which the Issuer has been requested to register by all Holders (other than such Requesting Holders) and all Piggyback Holders by written request given to the Issuer within 15 days after the giving of such written notice by the Issuer;

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Common Shares so to be registered; provided that:

(x)
subject to Section 3.02(f), the Issuer shall not be obligated to effect more than one registration pursuant to this Section 3.02;

(y)
the Issuer shall not be obligated to cause the registration statement to remain effective for a period exceeding six months from the date the registration statement becomes effective pursuant to this Section 3.02; and

(z)
at the time of any request to register Registrable Common Shares pursuant to this Section 3.02, if the Board of Directors determines in its good faith reasonable judgment that the Issuer should not file any registration statement otherwise required to be filed pursuant to Section 3.02(a) because the Issuer is engaged in any financing, acquisition or other material transaction which would require the Issuer to disclose material non-public information (a "Disadvantageous Condition"), the Issuer shall be entitled to postpone for the shortest reasonable period of time (but not exceeding 60 days from the date of the request), the filing of such registration statement and shall promptly give the Requesting Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. Such right to delay a request for registration pursuant to this Section 3.02 may not be exercised more than twice in any 12-month period. If the Issuer shall so postpone the filing of the registration statement, the Requesting Holders proposing to sell securities constituting a majority of all securities requested to be included by all Requesting Holders (the "Majority Requesting Holders") shall have the right to withdraw (without prejudice to their rights under clause (x) above) the request for registration by giving written notice to the Issuer within 15 days after receipt of the notice of postponement.

    Promptly after the expiration of the 15-day period referred to in clause (ii) above, the Issuer shall notify each holder of Registrable Common Shares to be included in the registration of the other holders requesting Registrable Common Shares to be included therein and the number of Registrable Common Shares requested to be included therein. The Majority Requesting Holders may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any other holder holding Registrable Common Shares requested to be registered pursuant to clause (ii) above, by providing a written notice to the Issuer revoking such request; provided that, if as a result thereof such registration is abandoned, all Registration Expenses shall be borne by the Requesting Holders revoking such registration pro rata in accordance with the number of securities requested by them to be included in such registration, in which case such revocation shall be without prejudice to the rights of the Holders under clause (x) above.

    (b) Priority Participation in Requested Registrations. If the managing underwriter shall advise the Issuer that, in its view, the number of securities requested to be included in such registration (including securities which the Issuer may request to be included which are not Registrable Common Shares) exceeds the largest number of securities which can be sold without having a material adverse effect on such offering (the "Maximum Offering Size"), including the price at which such securities can be sold, the Issuer will include in such registration:

      (i) first, the Registrable Common Shares requested to be included in such registration pursuant to Section 3.02(a)(i) or (ii) by all Requesting Holders and their Permitted Transferees and all Piggyback Holders, allocated (if necessary) among such holders pro rata based on the number of Registrable Common Shares requested to be included in such registration; and

      (ii) second, Common Shares to be sold for the account of other Persons (including the Issuer), with such priorities among them as the Issuer shall determine.

    (c) Registration Statement Form. Registrations under this Section 3.02 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Issuer, subject to Section 3.02(a), and as shall be reasonably acceptable to the Requesting Holders and (ii) as shall permit the disposition of such Registrable Common Shares in accordance with the method or methods of disposition intended on the part of the Requesting Holders who initiated the request. Notwithstanding anything herein to the contrary, if, pursuant to a registration request under this Section 3.02, the Issuer proposes to effect registration by filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) and any managing underwriter shall advise the Issuer in writing that, in its opinion, the distribution of a prospectus containing information about the Issuer not required to be included in a registration statement on Form S-3 is of material importance to the success of such proposed offering, then such registration may be effected on Form S-3, but only if such a prospectus is distributed.

    (d) Expenses. Except as set forth above, the Issuer will pay promptly all Registration Expenses in connection with the registration requests made pursuant to this Section 3.02.

    (e) Underwriters. The managing underwriter or underwriters of any Public Offering effected pursuant to this Section 3.02 shall be selected by the Registering Holders proposing to sell securities constituting a majority of all securities requested to be included by all Registering Holders, which selection shall be reasonably satisfactory to the Issuer. The price, terms and provisions of such offering shall be subject to the approval of the Requesting Holders. The Issuer will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Common Shares. The Holders shall not be required by the Issuer to make any representation or warranty in the underwriting agreement in connection with such offering other than as to their ownership and authority to Transfer, free of liens, claims and encumbrances (other than those that arise under the terms of this Agreement).

    (f) If at least 75% of the Registrable Common Shares requested to be registered by the Requesting Holders are not included in such registration, then the Requesting Holders shall have the right to require the Issuer to effect an additional registration under the Securities Act of all or part of the Requesting Holders' Registrable Common Shares in accordance with this Section 3.02 and the Issuer shall pay the Registration Expenses in connection with such additional registration.

    SECTION 12.03. Piggy-Back Registration Rights.  (a) Right to Include Registrable Common Shares. Subject to Section 3.08, if the Issuer at any time proposes to register any of its equity securities under the Securities Act (other than (i) by a registration on Form S-4, Form S-8 or any successor or similar form, (ii) pursuant to a registration requested pursuant to Section 3.02, (iii) in connection with a direct acquisition by the Issuer of another Person or (iv) pursuant to an employee share purchase plan, dividend reinvestment plan or similar plan of the Issuer), in each case whether or not for sale for its own account, it will at each such time give prompt written notice at least 30 days prior to the anticipated filing date of the registration statement relating to such registration to all Holders of Registrable Common Shares of its intention to do so and of such Holders' rights under this

Section 3.03. Any such notice shall offer all such Holders, subject to Section 3.08, the opportunity to include in such registration such number of Registrable Common Shares as each such Holder may request. Upon the written request of any Holder made within 15 days after the receipt of any such notice (which request shall specify the number of Registrable Common Shares intended to be disposed of by such Holder), the Issuer will use its reasonable best efforts to effect the registration with the Commission under the Securities Act and any related qualification or other compliance of all Registrable Common Shares which the Issuer has been so requested to register, to the extent required to permit the disposition of the Registrable Common Shares to be so registered; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Issuer shall determine for any reason not to register or to delay registration of such securities, the Issuer shall give written notice of such determination to each Holder and, thereupon, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Common Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder entitled to do so, to request that such registration be effected as a registration under Section 3.02, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Common Shares for the same period as the delay in registering such other securities. Each Holder holding Registrable Common Shares requesting to be included in such registration may elect, in writing not less than 5 Business Days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. No registration effected under this Section 3.03 shall relieve the Issuer of its obligation to effect any registration upon request under Section 3.02. The Issuer will pay promptly all Registration Expenses in connection with each registration of Registrable Common Shares requested pursuant to this Section 3.03.

    (b) Priority in Piggy-Back Registrations. If a registration pursuant to this Section 3.03 involves a Public Offering and the managing underwriter shall advise the Issuer that, in its view, the number or proposed mix of securities (including all Registrable Common Shares) which the Issuer, the Holders and any other Persons intend to include in such registration exceeds the Maximum Offering Size, the Issuer will include in such registration, in the priority listed below, securities up to the Maximum Offering Size:

      (i) first, (A) if such registration has been initiated by the Issuer for its own account, the equity securities the Issuer proposes to sell or (B) if such registration has not been initiated by the Issuer or a Piggyback Holder, the equity securities proposed to be sold by the security holder(s) initiating such registration; and

      (ii) second, the Registrable Common Shares requested to be included in such registration by all Holders and their Permitted Transferees and all Piggyback Holders, allocated (if necessary) among such holders pro rata based on the number of Registrable Common Shares requested by them to be included in such registration.

    SECTION 12.04. Registration Procedures.  If the Issuer is required to use its reasonable best efforts to effect the registration of any Registrable Common Shares under the Securities Act as provided in Section 3.02 or 3.03, the Issuer will, as promptly as possible:

    (a) prepare and file with the Commission a registration statement on an appropriate form (subject to 3.02(c)), and thereafter use its reasonable best efforts to cause such registration statement to become effective and to remain effective pursuant to the terms of the underwriting agreement and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified pursuant to the terms of the underwriting agreement and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Registering Holders thereof set forth in such registration statement; provided that the Issuer will, at least 5 Business Days (or at least 2 Business Days in the case of incidental registrations) prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Registering Holder copies of such registration statement or prospectus (or amendment or supplement) in draft form as then proposed to be filed (including, upon the request of such Holder, documents to be incorporated by reference therein) which documents will be subject to the reasonable review and comments of such Holder (and its attorneys) during such 5-Business Day period (or 2-Business Day period, as the case may be) and the Issuer will not file any registration statement, any prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) containing any statements with respect to such Holder to which such Holder shall reasonably object in writing; provided further that the Issuer shall not be obligated to furnish to any Registering Holder copies of any amendment or supplement to a registration statement or prospectus unless such amendment or supplement amends or supplements any statement relating to such Holder.

    (b) furnish to each Registering Holder and to any underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act, in conformity with the requirements of the Securities Act, documents incorporated by reference in such registration statement, amendment, supplement or prospectus and such other documents (in each case including all exhibits) as a Registering Holder or underwriter may reasonably request;

    (c) after the filing of the registration statement, promptly notify each Registering Holder of the effectiveness thereof and of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered and promptly notify such Registering Holder of such lifting or withdrawal of such order;

    (d) use its reasonable best efforts to register or qualify all Registrable Common Shares and other securities covered by such registration statement under such other securities or blue sky laws of such U.S. jurisdictions as the Registering Holders holding a majority of the Registrable Common Shares to be included in such registration or the underwriter shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Registering Holders to consummate the disposition in such jurisdictions of the securities owned by such Registering Holders, except that the Issuer shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 3.04(d) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

    (e) use its reasonable best efforts to cause all Registrable Common Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Registering Holders to consummate the disposition of such Registrable Common Shares;

    (f) furnish to each Registering Holder and to each underwriter, if any, a signed counterpart of: (i) an opinion of counsel for the Issuer addressed to such Holder and underwriter on which opinion such Holder and underwriter are entitled to rely and (ii) a "comfort" letter signed by the independent public accountants who have certified the Issuer's financial statements included in such registration statement, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Registering Holders holding a majority of the

Registrable Common Shares included in such registration or the managing underwriter therefor reasonably request. The Issuer will use its reasonable best efforts to have such comfort letters addressed to each Registering Holder;

    (g) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, immediately notify each Registering Holder upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly prepare and furnish to such Registering Holder a reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein not misleading in the light of the circumstances under which they were made;

    (h) make available for inspection by any Registering Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and shall cause (i) the Issuer's officers, directors and employees to supply all information reasonably requested by any Inspectors and (ii) the senior management of the Issuer and its Subsidiaries to participate in any "road show" presentations to investors for such period of time as is reasonably requested by the managing underwriters, in each case in connection with such registration statement. Each such Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer or its Affiliates unless and until such information is made generally available to the public. Each such Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuer and allow the Issuer, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

    (i) use its reasonable best efforts to list all Registrable Common Shares covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Common Shares is then listed or traded; and

    (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

    The Issuer may require each Registering Holder to promptly furnish to the Issuer, as a condition precedent to including such Registering Holder's Registrable Common Shares in any registration, such written information regarding such Registering Holder and the distribution of such securities as the Issuer may from time to time reasonably request in writing.

    Each Holder agrees that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 3.04(g), such Holder will forthwith discontinue such Holder's disposition of Registrable Common Shares pursuant to the registration statement relating to such Registrable Common Shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.04(g) and, if so directed by the Issuer, will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies, then in such Holder's possession, of the prospectus and any amendments or supplements thereto relating to such Registrable Common Shares current at the time of receipt of such notice. In the event the Issuer shall give such notice, the

Issuer shall extend the period during which the effectiveness of such registration statement shall be maintained by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.04(g) to the date when the Issuer shall make available to the Holders a prospectus supplemented or amended to conform with the requirements of Section 3.04(g).

    SECTION 12.05. Participation in Underwritten Registrations.  No Person may participate in any Public Offering pursuant to Section 3.02 or 3.03 unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

    SECTION 12.06. Holdback Agreements.  If any registration or offering of Registrable Common Shares shall be in connection with a Public Offering, the Issuer and each Holder agrees not to effect any public sale or distribution of any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares (in each case other than as part of such Public Offering), if and to the extent requested by the managing underwriter during the 90-day period beginning on the effective date of such registration statement without the written consent of such managing underwriter; provided that each such Holder has received written notice of such registration at least 5 Business Days prior to the anticipated beginning of the 90-day period referred to above.

    SECTION 12.07. Indemnification.  (a) Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless each Registering Holder, its officers, directors and agents and each Person, if any, who controls such Registering Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities or expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Common Shares (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Issuer will reimburse such Registering Holders for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, damage, liability or expense, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Issuer by such Registering Holder or on such Registering Holder's behalf expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or the amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Common Shares concerned to such Person if it is determined that the Issuer has provided such prospectus (or amended or supplemented prospectus) and it was the responsibility of such Registering Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Issuer also agrees to indemnify any underwriters of the Registrable Common Shares, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Registering Holders provided in this Section 3.07(a).

    (b) Indemnification by the Registering Holders. Each Registering Holder agrees, severally but not jointly, to indemnify and hold harmless the Issuer, its officers, directors and agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such Registering Holder, but only (i) with respect to information furnished in writing by such Registering Holder or on such Registering Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Common Shares, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in Section 3.07(a) results from the fact that a current copy of the prospectus (or the amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Common Shares concerned to such Person if it is determined that it was the responsibility of such Registering Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Registering Holder also agrees to indemnify and hold harmless the underwriters of the Registrable Common Shares, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Issuer provided in this Section 3.07(b). Each Registering Holder's obligation to indemnify pursuant to this Section is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders and not joint.

    (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 3.07, such Person (an "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of Troutman Sanders, LLP or other counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder unless the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Party that had the largest number of Registrable Common Shares included in such registration. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or is threatened to be made a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

    (d) Contribution. If the indemnification provided for in this Section 3.07 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Issuer and the Registering Holders on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Issuer and such Registering Holders on the one hand and the underwriters on the other, from the offering of the Registrable Common Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Issuer and such Registering Holders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Issuer on the one hand and each such Registering Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Issuer and of each such Registering Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and such Registering Holders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and such Registering Holders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Issuer and such Registering Holders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and such Registering Holders or by such underwriters. The relative fault of the Issuer on the one hand and of each such Registering Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Issuer and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.07 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.07, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Common Shares underwritten by it and distributed to the public were offered to the public exceeds the aggregate amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Common Shares of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each such Holder's obligation to contribute pursuant to this Section 3.07 is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all such Holders and not joint.

    SECTION 12.08. Shelf Registration.  Within 150 days of the First Closing Date, the Issuer shall prepare and file with the Commission a shelf registration statement on an appropriate form relating to all (but not less than all) of the Series A Shares, Series B Shares and Common Shares (including Common Shares underlying the Series A Shares and Series B Shares) of the Holders in accordance with Rule 415 under the Securities Act (the "Shelf Registration Statement"). The Issuer shall thereafter use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission no later than 180 days after the First Closing Date. The Issuer shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until all the Series A Shares, Series B Shares and Common Shares covered by it (i) have been sold pursuant thereto or (ii) in the written opinion of counsel to the Issuer, all Series A Shares, Series B Shares and Common Shares are eligible for resale under Rule 144(k) of the Securities Act.

    The Holders shall be entitled to select their intended method of distribution of the Shares covered by such Shelf Registration Statement (including any such resale in a Public Offering), and if the method selected is a Public Offering, the Holders shall not be deemed to have exercised one of their demand rights under Section 3.02(a). The maintenance of such Shelf Registration Statement shall not abridge any of the rights of the Holders set forth in this Article 3. Without limiting the generality of the preceding sentence, the provisions set forth in Sections 3.02(d) and 3.02(e), the last sentence of Section 3.03(a), Section 3.04 (including Section 3.04(h)) and Section 3.07 shall, to the extent relevant, apply to any such Shelf Registration Statement (and to the extent such Shelf Registration Statement relates to the Series A Shares or Series B Shares, such provisions shall apply as if such Series A Shares or Series B Shares were Registrable Common Shares).

ARTICLE 13

CORPORATE GOVERNANCE; COVENANTS

    SECTION 13.01. Board of Directors.  (a) For so long as the Corsair Investors have the right to elect a director pursuant to paragraph 8 of the Series A Articles of Amendment, they shall have the right to have such director appointed to such committee(s) of the Board of Directors as the Board of Directors determines.

    (b) The director nominated pursuant to paragraph 8 of the Series A Articles of Amendment shall be entitled to receive the same compensation and benefits (including equity-based compensation) that are provided to the other non-executive members of the Board of Directors.

    (c) For so long as the Corsair Investors retain the right to elect a director pursuant to paragraph 8 of the Series A Articles of Amendment, the Issuer shall use all reasonable efforts to maintain policies of directors and officers liability insurance, with financially sound and reputable insurers, having terms that are customary for companies similarly situated and the amount of such insurance shall be reasonably satisfactory to the holders of Series A Shares.

    (d) Until such time as the Corsair Investors shall cease to own at least 10% of their Initial Series A Holdings (but only to the extent that they no longer have the right to elect a director pursuant to paragraph 8 of the Series A Articles of Amendment), the Corsair Investors shall be entitled to designate one individual as a non-voting observer to the Board of Directors. Such observer shall have the right to (i) receive notice of each meeting of the Board of Directors in the same manner as such notice is provided to the Issuer's directors (but failure to give such notice shall not invalidate any action taken by the Board of Directors), (ii) attend and participate in discussions at each such meeting and (iii) receive copies of all materials distributed to the directors in connection with such meetings at the same time as such materials are distributed to the directors. In the event that an observer, for whatever reason, fails to attend a meeting of the Board of Directors, the Chairman of the Board of Directors or his designee shall, upon the observer's request, brief the observer on the matters discussed at such meeting, other than any such matters with respect to which such observer would have been excluded from such meeting pursuant to Section 4.01(e).

    (e) In respect of any director elected pursuant to paragraph 8 of the Series A Articles of Amendment and observer designated pursuant to Section 4.01(d) of this Agreement, to the extent not prohibited by law, materials relating to any matter may be withheld from such director, individual or observer, and such director, individual or observer may be excluded from a meeting of the Board of Directors during consideration of any matter, if, (i) in the good faith determination of a majority of the members of the Board of Directors excluding any conflicted director, such director or observer has a conflict of interest in such matter and (ii) such director or observer is informed of the general nature of such matter. Any such observer will be required to sign appropriate confidentiality and similar agreements as the Issuer shall reasonably request. Each such observer shall be entitled to reimbursement from the Issuer for all reasonable and customary expenses associated with attending meetings of the Board of Directors, but shall not be entitled to any other form of compensation or benefits.

    SECTION 13.02. Financial Information.  (a) The Investors shall be entitled to (i) receive all information made available to shareholders of the Issuer or members of the Board of Directors, in each case, at the same time as such materials are distributed to the shareholders or directors, as the case may be, (ii) meet on a quarterly basis with members of senior management, (iii) receive other information reasonably requested by the Investors in order to monitor its equity interests in the Issuer, in each such case, for so long as the Investors and their Permitted Transferees beneficially own Shares representing at least 20% of their Initial Series A Holdings or 5% of the Issuer's outstanding Common Shares, on a Fully-Diluted Basis and (iv) disclose on a confidential basis all such information referred to in clauses (i) through (iii) above to the other Investors and their Permitted Transferees; provided that no information furnished to the Investors pursuant to clause (iv) above shall be disclosed to any portfolio company of any Investor or any other Person that competes with the Issuer's operations.

    (b) Without prejudice to Section 4.02 (a), for so long as the Investors own any Common Shares, they shall be entitled to receive all information generally made available to other non-affiliated shareholders of the Issuer, at the same time as such materials are distributed to the non-affiliated shareholders.

    SECTION 13.03. Voting Agreement.  (a) At the next annual meeting of stockholders of the Issuer, or at any other meeting of stockholders of the Issuer at which such matters are considered and voted upon, the Key Shareholders and the Corsair Investors hereby agree to vote all Common Shares that each of them is entitled to vote, to approve the conversion (at any time) of the Series A Shares and the Series B Shares into Common Shares without regard to the limitations stated in paragraph 5(h)(viii) of the Series A Articles of Amendment and paragraph 5(g)(viii) of the Series B Articles of Amendment and thereby to vote in favor of the "shareholder approval" contemplated by NASD Rules 4350(i)(1)(A) and 4350(i)(1)(D) with respect to the Series A Shares and the Series B Shares.

    (b) The Issuer agrees to take all actions necessary for submission of the matters set forth in Section 4.03(a) for the consideration and vote of the stockholders of the Issuer at or prior to the first annual meeting of stockholders of the Issuer after the First Closing Date. The Issuer further agrees to present such matters for the approval of stockholders with respect to both the Series A Shares and the Series B Shares stipulating that the approval of such matters with respect to Series A Shares shall be effective only upon the approval of such matters with respect to the Series B Shares, and vice versa.

ARTICLE 14

MISCELLANEOUS

    SECTION 14.01. Headings.  The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

    SECTION 14.02. No Inconsistent Agreements.  The Issuer will not hereafter enter into or amend any agreement with respect to its securities which prevents the Issuer from discharging its obligations under this Agreement or grant rights superior to the rights granted to the Holders in this Agreement.

    SECTION 14.03. Several Obligations.  The obligations of the Investors hereunder are several. No Investor shall be responsible for the obligations of, or any action taken or omitted by, any other Investor hereunder.

    SECTION 14.04. Entire Agreement.  The Transaction Agreements constitute the entire agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth or referred to herein or therein. The Transaction Agreements supersede all prior agreements and understandings between the parties hereto and thereto with respect to the subject matter hereof and thereof.

    SECTION 14.05. Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including telecopier) and shall be deemed to have been duly given or made if sent by telecopy, delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to such party at its address or telecopier number set forth on the signature pages hereof, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

    SECTION 14.06. Applicable Law; Submission to Jurisdiction.  This Agreement, other than Article 3, shall be construed in accordance with and governed by the laws of the State of Georgia, without regard to the conflicts of law rules of such state. Article 3 of this Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of law rules of such state. Each of the parties hereto hereby consents to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York or any New York State court sitting in New York City (and of the appropriate appellate courts therefrom) over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any such court or that any such proceeding which is brought in accordance with this Section has been brought in an inconvenient forum. Subject to applicable law, process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section 5.05 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. WITH RESPECT TO A PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A

TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

    SECTION 14.07. Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

    SECTION 14.08. Successors, Assigns, Transferees.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Issuer or any Holder, except (i) as specifically provided pursuant to the terms hereof and (ii) in connection with a Transfer of securities of the Issuer described in Section 2.02 and otherwise permitted pursuant to the terms hereof. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    SECTION 14.09. Amendments; Waivers.  (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

    (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

    SECTION 14.10. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

    SECTION 14.11. Recapitalization, etc.  In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Shares or any other change in capital structure of the Issuer, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

    SECTION 14.12. Remedies.  The parties hereto acknowledge and agree that in the event of any breach of this Agreement, the parties would be irreparably harmed and could not be made whole by monetary damages. Each party hereto accordingly agrees (i) not to assert by way of defense or otherwise that a remedy at law would be adequate, and (ii) that the parties agree, in addition to any other remedy to which they may be entitled, that the remedy of specific performance of this Agreement is appropriate in any action in court.

    SECTION 14.13. Reasonable Best Efforts.  Subject to the terms and conditions of this Agreement, the Issuer and each of the Holders will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to give effect to the terms and conditions of the Transaction Agreements.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first above written.

COMPUCREDIT CORPORATION
By:	Name: Title:
Address for notices:
CompuCredit Corporation 245 Perimeter Center Parkway Suite 600 Atlanta, Georgia Fax: (770) 206-6187 Attn: General Counsel
With a copy to:
Troutman Sanders LLP 600 Peachtree Street, Suite 5200 Atlanta, Georgia 30308 Fax: (404) 962-6743 Attn: W. Brinkley Dickerson, Esq.

J.P. MORGAN CORSAIR II CAPITAL PARTNERS, L.P. By: CORSAIR II, L.P., as General Partner By: CORSAIR II, L.L.C., as General partner
By:	Name: Title:
Address for notices:
J.P. Morgan Corsair II Capital Partners, L.P. c/o J. P. Morgan & Co. Incorporated 277 Park Avenue 45th Floor New York, NY 10172-3401 Attn: President Fax: (646) 534-1882
With a copy to:
Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 Attn: Jeffrey D. Berman, Esq. Fax: 212-450-4800

J.P. MORGAN CAPITAL, L.P.
By: J.P. MORGAN CAPITAL MANAGEMENT COMPANY, L.P., its General Partner
By: J.P. MORGAN CAPITAL MANAGEMENT COMPANY, L.L.C., its General Partner
By: J.P. MORGAN INVESTMENT PARTNERS, L.P., its Sole Member
By: J.P. MORGAN CAPITAL CORPORATION, its General Partner
By:	Name: Title:
Address for notices:
J.P. Morgan Capital, L.P. c/o J. P. Morgan & Co. Incorporated 1211 Avenue of the Americas 39th floor New York, NY 10020 Attn: President Fax: (212) 899-3661
With a copy to:
Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 Attn: Jeffrey D. Berman, Esq. Fax: 212-450-4800

PALADIN CAPITAL PARTNERS FUND, L.P. By: PALADIN GENERAL HOLDINGS, L.L.C., its General partner
By:	Name: Title:
Address for notices:
Paladin Capital Partners Fund, L.P. c/o Paladin Capital Management, LLC 2001 Pennsylvania Avenue N.W. Washington, D.C. 20006 Attn: Portfolio Administrator Fax: (202) 293-5526
With a copy to:

Orrick, Herrington & Sutcliffe LLP
3050 K Street, N.W.
Washington, D.C. 20007
Attn: David S. Katz, Esq.
Fax: (202) 339-8500

and

Gregory J.Corona, Principal
Paladin Capital Management, LLC
Two Ravinia Drive
Suite 1650
Atlanta, Georgia 30046
Phone: (770) 901-5829
Fax: (770) 392- 6068

WINDING CREEK, L.P. By: WINDING CREEK MANAGEMENT, INC. Its General Partner
By:	Name: Title:
Address for notices:
Winding Creek, L.P. c/o Winding Creek Management, Inc. 1140 Winding Creek Trail Atlanta, GA 30328 Attn: Courtney J Hollis Fax: (404) 256-5184
With a copy to:
Orrick, Herrington & Sutcliffe LLP 3050 K Street, N.W. Washington, D.C. 20007 Attn: David S. Katz, Esq. Fax: (202) 339-8500

DAVID G. HANNA
Address for notices:
CompuCredit Corporation 245 Perimeter Center Parkway Suite 600 Atlanta, Georgia Fax: (770) 206-6187 Attn: General Counsel
With a copy to:
Troutman Sanders LLP 600 Peachtree Street, Suite 5200 Atlanta, Georgia 30308 Fax: (404) 962-6743 Attn: W. Brinkley Dickerson, Esq.
FRANK J. HANNA III Title: Trustee
Address for notices:
CompuCredit Corporation 245 Perimeter Center Parkway Suite 600 Atlanta, Georgia Fax: (770) 206-6187 Attn: General Counsel
With a copy to:
Troutman Sanders LLP 600 Peachtree Street, Suite 5200 Atlanta, Georgia 30308 Fax: (404) 962-6743 Attn: W. Brinkley Dickerson, Esq.

RICHARD W. GILBERT
Address for notices:
CompuCredit Corporation 245 Perimeter Center Parkway Suite 600 Atlanta, Georgia Fax: (770) 206-6187 Attn: General Counsel
With a copy to:
Troutman Sanders LLP 600 Peachtree Street, Suite 5200 Atlanta, Georgia 30308 Fax: (404) 962-6743 Attn: W. Brinkley Dickerson, Esq.
RICHARD R. HOUSE
Address for notices:
CompuCredit Corporation 245 Perimeter Center Parkway Suite 600 Atlanta, Georgia Fax: (770) 206-6187 Attn: General Counsel
With a copy to:
Troutman Sanders LLP 600 Peachtree Street, Suite 5200 Atlanta, Georgia 30308 Fax: (404) 962-6743 Attn: W. Brinkley Dickerson, Esq.

BRAVO TRUST ONE
By:	Name: Frank J. Hanna III Title: Trustee
Address for notices:
CompuCredit Corporation 245 Perimeter Center Parkway Suite 600 Atlanta, Georgia Fax: (770) 206-6187 Attn: General Counsel
With a copy to:
Troutman Sanders LLP 600 Peachtree Street, Suite 5200 Atlanta, Georgia 30308 Fax: (404) 962-6743 Attn: W. Brinkley Dickerson, Esq.
BRAVO TRUST TWO
By:	Name: David G. Hanna Title: Trustee
Address for notices:
CompuCredit Corporation 245 Perimeter Center Parkway Suite 600 Atlanta, Georgia Fax: (770) 206-6187 Attn: General Counsel
With a copy to:
Troutman Sanders LLP 600 Peachtree Street, Suite 5200 Atlanta, Georgia 30308 Fax: (404) 962-6743 Attn: W. Brinkley Dickerson, Esq.

RAINBOW TRUST ONE
By:	Name: Frank J. Hanna III Title: Trustee
Address for notices:
CompuCredit Corporation 245 Perimeter Center Parkway Suite 600 Atlanta, Georgia Fax: (770) 206-6187 Attn: General Counsel
With a copy to:
Troutman Sanders LLP 600 Peachtree Street, Suite 5200 Atlanta, Georgia 30308 Fax: (404) 962-6743 Attn: W. Brinkley Dickerson, Esq.
RAINBOW TRUST TWO
By:	Name: David G. Hanna Title: Trustee
Address for notices:
CompuCredit Corporation 245 Perimeter Center Parkway Suite 600 Atlanta, Georgia Fax: (770) 206-6187 Attn: General Counsel
With a copy to:
Troutman Sanders LLP 600 Peachtree Street, Suite 5200 Atlanta, Georgia 30308 Fax: (404) 962-6743 Attn: W. Brinkley Dickerson, Esq.

EXHIBIT A

FORM OF AGREEMENT TO BE BOUND

    [Date]

To the Parties to the Shareholders
Agreement dated as of December 17, 2001

Ladies and Gentlemen:

    Reference is made to the Shareholders Agreement dated as of December 17, 2001 (the "Shareholders Agreement") among CompuCredit Corporation, a Georgia corporation, J.P. Morgan Corsair II Capital Partners, L.P., a Delaware limited partnership, the Key Shareholders and the other Investors listed on the signature pages thereof and each other Person who has or shall become a party to the Shareholders Agreement as provided therein. Capitalized terms used herein and not defined have the meanings ascribed to them in the Shareholders Agreement to the same extent and in the same manner as the assignor.

    In consideration of the covenants and agreements contained in the Shareholders Agreement, the undersigned hereby confirms and agrees that it shall be bound as a "Holder" by all of the provisions of the Shareholders Agreement.

    This letter shall be construed and enforced in accordance with the internal laws of the State of Georgia.

                      Very truly yours,

                      Address for notices:

QuickLinks

  Exhibit 10.14
TABLE OF CONTENTS
SHAREHOLDERS AGREEMENT
  EXHIBIT A
FORM OF AGREEMENT TO BE BOUND